As filed with the Securities and Exchange Commission on July 18, 1997

                                      Registration Statement No. 333-___________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 F 0 R M  S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ENVIROGEN, INC.
                -----------------------------------------------
            (Exact name of registrant as specified in its charter)

                    Delaware                        22-2899415
         ---------------------------------     ---------------------
          (State or other jurisdiction of        (I.R.S. Employer
           incorporation or organization)        Identification No.)

                            4100 Quakerbridge Road
                       Lawrenceville, New Jersey  08648
          -----------------------------------------------------------
             (Address of principal executive offices)  (Zip Code)

                                Envirogen, Inc.
        1990 Incentive Stock Option And Non-Qualified Stock Option Plan
        ---------------------------------------------------------------
                           (Full title of the plan)

                         Harcharan S. Gill, President
                                Envirogen, Inc.
                            4100 Quakerbridge Road
                       Lawrenceville, New Jersey  08648
                  -------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service: (609) 936-9300
                                                             --------------

                                   Copy to:

                          John E. Stoddard III, Esq.
                          Drinker Biddle & Reath LLP
                             105 College Road East
                       Princeton, New Jersey  08542-0627


-----------------------------------------------------------------------------------------------
                                CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
  Title of                     Amount of     Proposed maximum        Proposed         Amount of
securities to                shares to be     offering price     maximum aggregate   registration
be registered                registered(1)     per share (2)     offering price (2)      fee
-----------------------------------------------------------------------------------------------
Common Stock,                     276,720      $  2.95             $  816,324
par value $.01
per share

                                1,223,280      $2.6875             $3,287,565

TOTAL                           1,500,000                          $4,103,889          $1,244
-----------------------------------------------------------------------------------------------

----------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $2.6875, the average of the high and low prices for the common stock as reported on the NASDAQ SmallCap Market on July 14, 1997.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8 (Registration No. 33-54708) and of its Registration Statement on Form S-8 (Registration No. 333-09267), both relating to the Envirogen, Inc. 1990 Incentive Stock Option and Non-Qualified Stock Option Plan, except for the Items set forth below.


Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

     Morgan R. Jones, the Secretary of the Company, is a partner in Drinker Biddle & Reath LLP. Drinker Biddle & Reath LLP is counsel to the Company and assisted the Company in the preparation of this Registration Statement.


Item 8.   Exhibits.
          --------


Exhibit 4 Envirogen, Inc. 1990 Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective
               February 4, 1997)

Exhibit 5      Opinion of Drinker Biddle & Reath LLP, counsel to the Registrant

Exhibit 23(a)  Consent of Coopers & Lybrand L.L.P. (Independent Accountants)

Exhibit 23(b) Consent of Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5 hereto)

Exhibit 24     Powers of Attorney

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on this 18th day of July, 1997.

                              ENVIROGEN, INC.


                              By:/s/ Harcharan S. Gill
                                 -----------------------------
                                 Harcharan S. Gill
                                 President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.


Signature                            Title                Date
---------                            -----                ----

/s/  Harcharan S. Gill      Director, President and   July 18, 1997
--------------------------  Chief Executive Officer
Harcharan S. Gill           (Principal Executive
                            Officer)


William C. Smith *          Director, Chairman of     July 18, 1997
--------------------------  the Board and Acting
William C. Smith            Chief Financial Officer
                            (Principal Financial
                            Officer)

/s/ Patricia A. McQueary    Controller (Principal     July 18, 1997
--------------------------  Accounting Officer)
Patricia A. McQueary

Robert F. Hendrickson *     Director                  July 18, 1997
--------------------------
Robert F. Hendrickson

Robert S. Hilles *          Director                  July 18, 1997
--------------------------
Robert S. Hillas

Robert F. Johnston *        Director                  July 18, 1997
--------------------------
Robert F. Johnston

Robert C. Miller *          Director                  July 18, 1997
--------------------------
Robert C. Miller

Peter J. Neff *             Director                  July 18, 1997
--------------------------
Peter J. Neff

* Harcharan S. Gill, pursuant to a Power of Attorney executed by each of the directors and officers noted above and included as Exhibit 24 of this Registration Statement, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Registration Statement on his own behalf, in the capacities indicated.

/s/  Harcharan S. Gill
-------------------------
     Harcharan S. Gill

                                 EXHIBIT INDEX



Exhibit   Description
Number    of Exhibit
------    ----------

4         Envirogen, Inc. 1990 Incentive Stock Option and
          Non-Qualified Stock Option Plan (as amended and restated effective February 4, 1997)

5         Opinion of Drinker Biddle & Reath LLP

23(a)     Consent of Coopers & Lybrand L.L.P.

23(b)     Consent of Drinker Biddle & Reath LLP
          (included in the opinion filed
          as Exhibit 5 hereto)

24        Powers of Attorney